Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE
GATX CORPORATION REPORTS 2020 SECOND-QUARTER RESULTS

•	Net income from continuing operations for the second quarter 2020 was $37.0 million or $1.05 per diluted share

•	Rail North America’s fleet utilization remained high at 98.7%

CHICAGO, July 21, 2020 - GATX Corporation (NYSE: GATX) today reported 2020 second-quarter results. In the second quarter of 2020, GATX completed the sale of American Steamship Company. As a result, this segment is reported as discontinued operations and prior periods have been recast to conform to the current presentation. Results for the second quarter and six months ending June 30 are summarized below:

	Three Months Ended June 30		Six Months Ended June 30
Per Diluted Share	2020	2019	2020	2019
Income from Continuing Operations	$1.05	$1.65	$2.38	$2.75
Income from Discontinued Operations	0.06	0.21	0.04	0.22
Total	$1.11	$1.86	$2.42	$2.97

2020 second quarter net income from continuing operations was $37.0 million or $1.05 per diluted share, compared to net income from continuing operations of $60.3 million or $1.65 per diluted share in the second quarter of 2019. Net income from continuing operations for the first six months of 2020 was $84.2 million or $2.38 per diluted share, compared to $101.5 million or $2.75 per diluted share in the prior year period. The 2019 second quarter and year-to-date results include a net deferred tax benefit of $2.8 million or $0.08 per diluted share related to an enacted foreign tax rate reduction. Details related to these items are provided in the attached Supplemental Information under Tax Adjustments and Other Items.

Net income from discontinued operations in the second quarter of 2020 was $2.3 million or $0.06 per diluted share, compared to $7.7 million or $0.21 per diluted share in the same period of 2019. Year to date, net income from discontinued operations was $1.4 million or $0.04 per diluted share, compared to $8.0 million or $0.22 per diluted share in the prior year period.

“In the second quarter, COVID-19 and its effect on the global economy negatively impacted all of our business segments,” said Brian A. Kenney, president and chief executive officer of GATX. “Despite the difficult business conditions, our Rail North America team continued to effectively deploy railcars on lease and displace competitors, resulting in a renewal success rate of 71.8% and fleet utilization of 98.7% at quarter-end. However, as customers right-size their fleets, railcar lessors are competing aggressively to place both new deliveries and their existing idle railcars, resulting in significant pressure on lease rates. In the second quarter, the renewal lease rate change of GATX’s Lease Price Index was negative 28.0% and the average renewal term was 31 months.

“Rail International performed well. GATX Rail Europe continued to experience small lease renewal rate increases and fleet utilization remains strong at 98.4%. However, the pace of new railcar investments in both Europe and India was constrained due to pandemic-related shutdowns at railcar manufacturing facilities. In the Portfolio Management segment, our Rolls-Royce and Partners Finance affiliates produced solid financial results against a challenging backdrop in the global aviation industry.”

Mr. Kenney added, “Investment volume was over $210 million in the quarter. With a strong balance sheet, GATX continues to have the capacity and willingness to invest at attractive valuations.”

Mr. Kenney concluded, “Looking ahead, we expect pressure on lease rates, renewal activity, and asset utilization across our business segments as impacts from the COVID-19 pandemic continues. Given the highly uncertain global outlook and lack of near-term visibility, we are not reinstituting guidance for 2020 at this time.”

RAIL NORTH AMERICA
Rail North America reported segment profit of $50.0 million in the second quarter of 2020, compared to $85.8 million in the second quarter of 2019. Lower segment profit was primarily a result of lower gains on asset dispositions. Year to date, Rail North America reported segment profit of $122.0 million, compared to $154.2 million in the same period of 2019. The decline in year-to-date 2020 results was predominantly driven by lower lease revenue and lower gains on asset dispositions.

At June 30, 2020, Rail North America’s wholly owned fleet was comprised of approximately 117,800 cars, including approximately 15,000 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.

Fleet utilization was 98.7% at the end of the second quarter, compared to 99.0% at the end of the prior quarter and 99.5% at the end of the second quarter of 2019. During the second quarter, the renewal lease rate change of the GATX Lease Price Index (LPI) was negative 28.0%. This compares to negative 11.6% in the prior quarter and negative 2.8% in the second quarter of 2019. The average lease renewal term for all cars included in the LPI during the second quarter was 31 months, compared to 31 months in the prior quarter and 40 months in the second quarter of 2019. Rail North America’s investment volume during the second quarter was $159.6 million.

Additional fleet statistics, including information on the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.

RAIL INTERNATIONAL
Rail International’s segment profit was $20.0 million in the second quarter of 2020, compared to $21.3 million in the second quarter of 2019. Rail International reported segment profit of $33.9 million year-to-date 2020, compared to $36.1 million for the same period of 2019. Results in the comparative periods were favorably impacted by more railcars on lease and negatively impacted by changes in foreign currency exchange rates.

At June 30, 2020, GATX Rail Europe’s (GRE) fleet consisted of approximately 25,700 cars. Utilization was 98.4%, compared to 98.5% at the end of the prior quarter and 98.9% at the end of the second quarter of 2019. Additional fleet statistics for GRE are provided on the last page of this press release.

PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $19.3 million in the second quarter of 2020, compared to $11.9 million in the second quarter of 2019. Segment profit year-to-date 2020 was $38.8 million, compared to $24.2 million for the same period of 2019. The increase in second quarter and year-to-date segment profit was due to higher marine operating revenue and higher share of affiliates’ earnings from the Rolls-Royce and Partners Finance affiliates resulting from increased remarketing income.

DISCONTINUED OPERATIONS
GATX completed the sale of American Steamship Company (ASC) on May 14, 2020 for a purchase price of $260 million, subject to customary closing adjustments; adjustments are not expected to be material to GATX’s overall financial position.

The ASC segment is therefore accounted for as a discontinued operation. Results for discontinued operations are summarized below:

(Income per diluted share)	Three Months Ended June 30		Six Months Ended June 30
Discontinued Operations	2020	2019	2020	2019
Operations, net of taxes	$(0.04)	$0.21	$(0.06)	$0.22
Gain on sale of ASC, net of taxes	0.10	—	0.10	—
Total Discontinued Operations	$0.06	$0.21	$0.04	$0.22

COMPANY DESCRIPTION
GATX Corporation (NYSE: GATX) strives to be recognized as the finest railcar leasing company in the world by our customers, our shareholders, our employees and the communities where we operate. As the leading global railcar lessor, GATX has been providing quality railcars and services to its customers for more than 121 years. GATX has been headquartered in Chicago, Illinois since its founding in 1898. For more information, please visit the Company’s website at www.gatx.com.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2020 second-quarter results. Call details are as follows:
Tuesday, July 21, 2020
11 a.m. Eastern Time
Domestic Dial-In: 1-800-458-4121
International Dial-In: 1-786-789-4772
Replay: 1-888-203-1112 or 1-719-457-0820 /Access Code: 7836635

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

FORWARD-LOOKING STATEMENTS
Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.
The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2019 and subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•
the severity and duration of the global COVID-19 pandemic, including impacts of the pandemic and of businesses’ and governments’ responses to the pandemic on our personnel, operations, commercial activity, supply chain,  the demand for our assets, the value of our assets and our liquidity
•
exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving our railcars and other transportation assets
•
inability to maintain our transportation assets on lease at satisfactory rates due to oversupply of assets in the market or other changes in supply and demand
•
a significant decline in customer demand for our assets or services, including as a result of:
◦
weak macroeconomic conditions
◦
weak market conditions in our customers' businesses
◦
declines in harvest or production volumes
◦
adverse changes in the price of, or demand for, commodities
◦
changes in railroad operations or efficiency
◦
changes in railroad pricing and service offerings, including those related to "precision scheduled railroading"
◦
changes in supply chains
◦
availability of pipelines, trucks, and other alternative modes of transportation
◦
changes in conditions affecting the aviation industry, including geographic exposure and customer concentrations
◦
other operational or commercial needs or decisions of our customers
◦
customers' desire to buy, rather than lease, our transportation assets
•
higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives

•
events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
•
financial and operational risks associated with long-term railcar purchase commitments, including increased costs due to tariffs or trade disputes
•
reduced opportunities to generate asset remarketing income
•
inability to successfully consummate and manage ongoing acquisition and divestiture activities
•
operational and financial risks related to our affiliate investments, including the Rolls-Royce & Partners Finance joint ventures, and the durability and reliability of aircraft engines
•
fluctuations in foreign exchange rates
•
failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•
asset impairment charges we may be required to recognize
•
deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•
uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021
•
competitive factors in our primary markets, including competitors with a significantly lower cost of capital than GATX
•
risks related to our international operations and expansion into new geographic markets, including the inability to access railcar supply and the imposition of new or additional tariffs, quotas, or trade barriers
•
changes in, or failure to comply with, laws, rules, and regulations
•
inability to obtain cost-effective insurance
•
environmental remediation costs
•
potential obsolescence of our assets
•
inadequate allowances to cover credit losses in our portfolio
•
operational, functional and regulatory risks associated with severe weather events, climate change and natural disasters
•
inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Shari Hellerman
Director, Investor Relations
GATX Corporation
312-621-4285
shari.hellerman@gatx.com

Investor, corporate, financial, historical financial, and news release information may be found at www.gatx.com.

(7/21/2020)

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended June 30		Six Months Ended June 30
	2020	2019	2020	2019
Revenues
Lease revenue	$269.3	$272.9	$540.0	$546.3
Marine operating revenue	3.3	0.1	6.6	2.5
Other revenue	27.9	24.5	53.3	54.0
Total Revenues	300.5	297.5	599.9	602.8
Expenses
Maintenance expense	82.3	78.2	168.1	159.1
Marine operating expense	3.2	4.0	7.3	8.6
Depreciation expense	81.6	80.3	162.0	160.2
Operating lease expense	12.5	13.7	25.8	27.4
Other operating expense	9.2	7.8	17.7	15.8
Selling, general and administrative expense	43.4	43.0	83.8	87.0
Total Expenses	232.2	227.0	464.7	458.1
Other Income (Expense)
Net gain on asset dispositions	6.0	32.9	33.4	41.8
Interest expense, net	(47.4)	(45.5)	(92.9)	(90.6)
Other expense	(3.0)	(0.4)	(11.0)	(3.6)
Income before Income Taxes and Share of Affiliates’ Earnings	23.9	57.5	64.7	92.3
Income taxes	(4.7)	(13.3)	(17.8)	(21.6)
Share of affiliates’ earnings, net of taxes	17.8	16.1	37.3	30.8
Net Income from Continuing Operations	$37.0	$60.3	$84.2	$101.5

Discontinued Operations, Net of Taxes
Net (loss) income from discontinued operations, net of taxes	$(1.3)	$7.7	$(2.2)	$8.0
Gain on sale of discontinued operations, net of taxes	3.6	—	3.6	—
Total Discontinued Operations, Net of Taxes	$2.3	$7.7	$1.4	$8.0

Net Income	$39.3	$68.0	$85.6	$109.5

Share Data
Basic earnings per share from continuing operations	$1.06	$1.68	$2.41	$2.80
Basic earnings per share from discontinued operations	0.06	0.21	0.04	0.22
Basic earnings per share from consolidated operations	$1.12	$1.89	$2.45	$3.02
Average number of common shares	34.9	36.0	34.9	36.2

Diluted earnings per share from continuing operations	$1.05	$1.65	$2.38	$2.75
Diluted earnings per share from discontinued operations	0.06	0.21	0.04	0.22
Diluted earnings per share from consolidated operations	$1.11	$1.86	$2.42	$2.97
Average number of common shares and common share equivalents	35.4	36.7	35.4	36.9

Dividends declared per common share	$0.48	$0.46	$0.96	$0.92

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	June 30	December 31
	2020	2019
Assets
Cash and Cash Equivalents	$492.9	$151.0
Receivables
Rent and other receivables	71.4	65.9
Finance leases (as lessor)	64.9	90.3
Less: allowance for losses	(6.1)	(6.2)
	130.2	150.0

Operating Assets and Facilities	9,784.1	9,523.5
Less: allowance for depreciation	(3,155.7)	(3,066.2)
	6,628.4	6,457.3
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	372.1	411.7
Finance leases, net of accumulated depreciation	30.1	8.9
	402.2	420.6

Investments in Affiliated Companies	551.4	512.6
Goodwill	81.7	81.5
Other Assets	225.9	221.0
Assets of Discontinued Operations	—	291.1
Total Assets	$8,512.7	$8,285.1

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$145.7	$119.4
Debt
Commercial paper and borrowings under bank credit facilities	5.9	15.8
Recourse	5,047.5	4,780.4
	5,053.4	4,796.2
Lease Obligations (as lessee)
Operating leases	372.3	429.4
Finance leases	31.8	7.9
	404.1	437.3

Deferred Income Taxes	915.7	888.5
Other Liabilities	118.5	139.1
Liabilities of Discontinued Operations	—	69.5
Total Liabilities	6,637.4	6,450.0
Total Shareholders’ Equity	1,875.3	1,835.1
Total Liabilities and Shareholders’ Equity	$8,512.7	$8,285.1

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2020
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$210.0	$59.1	$0.2	$—	$269.3
Marine operating revenue	—	—	3.3	—	3.3
Other revenue	25.5	2.1	0.3	—	27.9
Total Revenues	235.5	61.2	3.8	—	300.5
Expenses
Maintenance expense	70.4	11.9	—	—	82.3
Marine operating expense	—	—	3.2	—	3.2
Depreciation expense	64.4	15.8	1.4	—	81.6
Operating lease expense	12.5	—	—	—	12.5
Other operating expense	7.6	1.5	0.1	—	9.2
Total Expenses	154.9	29.2	4.7	—	188.8
Other Income (Expense)
Net gain on asset dispositions	5.2	0.2	0.6	—	6.0
Interest (expense) income, net	(34.5)	(11.5)	(3.0)	1.6	(47.4)
Other expense	(1.3)	(0.7)	—	(1.0)	(3.0)
Share of affiliates' pre-tax income	—	—	22.6	—	22.6
Segment profit	$50.0	$20.0	$19.3	$0.6	$89.9
Less:
Selling, general and administrative expense					43.4
Income taxes (includes $4.8 related to affiliates' earnings)					9.5
Net income from continuing operations					$37.0

Discontinued operations, net of taxes
Net loss from discontinued operations, net of taxes					$(1.3)
Gain on sale of discontinued operations, net of taxes					3.6
Total discontinued operations, net of taxes					$2.3

Net income					$39.3

Selected Data:
Investment volume	$159.6	$49.9	$—	$1.0	$210.5

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$4.4	$—	$0.1	$—	$4.5
Residual sharing income	0.1	—	0.5	—	0.6
Non-remarketing net gains (1)	0.7	0.2	—	—	0.9
	$5.2	$0.2	$0.6	$—	$6.0
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2019
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$218.8	$53.9	$0.2	$—	$272.9
Marine operating revenue	—	—	0.1	—	0.1
Other revenue	22.4	1.8	0.3	—	24.5
Total Revenues	241.2	55.7	0.6	—	297.5
Expenses
Maintenance expense	67.0	11.2	—	—	78.2
Marine operating expense	—	—	4.0	—	4.0
Depreciation expense	64.4	14.2	1.7	—	80.3
Operating lease expense	13.7	—	—	—	13.7
Other operating expense	6.4	1.3	0.1	—	7.8
Total Expenses	151.5	26.7	5.8	—	184.0
Other Income (Expense)
Net gain on asset dispositions	32.1	0.5	0.3	—	32.9
Interest (expense) income, net	(34.1)	(10.1)	(2.8)	1.5	(45.5)
Other expense (income)	(1.9)	1.9	—	(0.4)	(0.4)
Share of affiliates' pre-tax income	—	—	19.6	—	19.6
Segment profit	$85.8	$21.3	$11.9	$1.1	$120.1
Less:
Selling, general and administrative expense					43.0
Income taxes (includes $3.5 related to affiliates' earnings)					16.8
Net income from continuing operations					$60.3

Discontinued operations, net of taxes
Net income from discontinued operations, net of taxes					$7.7
Gain on sale of discontinued operations, net of taxes					—
Total discontinued operations, net of taxes					$7.7

Net income					$68.0

Selected Data:
Investment volume	$105.3	$73.7	$—	$1.2	$180.2

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$26.8	$—	$—	$—	$26.8
Residual sharing income	0.1	—	0.3	—	0.4
Non-remarketing net gains (1)	5.2	0.5	—	—	5.7
	$32.1	$0.5	$0.3	$—	$32.9
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2020
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$422.1	$117.4	$0.5	$—	$540.0
Marine operating revenue	—	—	6.6	—	6.6
Other revenue	49.1	3.9	0.3	—	53.3
Total Revenues	471.2	121.3	7.4	—	599.9
Expenses
Maintenance expense	143.3	24.8	—	—	168.1
Marine operating expense	—	—	7.3	—	7.3
Depreciation expense	128.0	31.3	2.7	—	162.0
Operating lease expense	25.8	—	—	—	25.8
Other operating expense	14.2	3.3	0.2	—	17.7
Total Expenses	311.3	59.4	10.2	—	380.9
Other Income (Expense)
Net gain on asset dispositions	32.0	0.3	1.1	—	33.4
Interest (expense) income, net	(67.8)	(22.1)	(5.9)	2.9	(92.9)
Other expense	(2.1)	(6.2)	—	(2.7)	(11.0)
Share of affiliates' pre-tax income	—	—	46.4	—	46.4
Segment profit	$122.0	$33.9	$38.8	$0.2	$194.9
Less:
Selling, general and administrative expense					83.8
Income taxes (includes $9.1 related to affiliates' earnings)					26.9
Net income from continuing operations					$84.2

Discontinued operations, net of taxes
Net loss from discontinued operations, net of taxes					$(2.2)
Gain on sale of discontinued operations, net of taxes					3.6
Total discontinued operations, net of taxes					$1.4

Net income					$85.6

Selected Data:
Investment volume	$270.5	$119.2	$0.3	$1.5	$391.5

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$31.3	$—	$0.1	$—	$31.4
Residual sharing income	0.2	—	1.0	—	1.2
Non-remarketing net gains (1)	0.5	0.3	—	—	0.8
	$32.0	$0.3	$1.1	$—	$33.4
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2019
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Six Months Ended June 30, 2019
Revenues
Lease revenue	$439.7	$106.1	$0.5	$—	$546.3
Marine operating revenue	—	—	2.5	—	2.5
Other revenue	49.8	3.8	0.4	—	54.0
Total Revenues	489.5	109.9	3.4	—	602.8
Expenses
Maintenance expense	135.8	23.3	—	—	159.1
Marine operating expense	—	—	8.6	—	8.6
Depreciation expense	128.7	28.2	3.3	—	160.2
Operating lease expense	27.4	—	—	—	27.4
Other operating expense	12.8	2.8	0.2	—	15.8
Total Expenses	304.7	54.3	12.1	—	371.1
Other Income (Expense)
Net gain on asset dispositions	40.3	0.9	0.6	—	41.8
Interest (expense) income, net	(68.3)	(20.0)	(5.5)	3.2	(90.6)
Other expense	(2.6)	(0.4)	—	(0.6)	(3.6)
Share of affiliates' pre-tax income	—	—	37.8	—	37.8
Segment profit	$154.2	$36.1	$24.2	$2.6	$217.1
Less:
Selling, general and administrative expense					87.0
Income taxes (includes $7.0 related to affiliates' earnings)					28.6
Net income from continuing operations					$101.5

Discontinued operations, net of taxes
Net income from discontinued operations, net of taxes					$8.0
Gain on sale of discontinued operations, net of taxes					—
Total discontinued operations, net of taxes					$8.0

Net income					$109.5

Selected Data:
Investment volume	$204.3	$106.8	$—	$1.9	$313.0

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$36.5	$—	$—	$—	$36.5
Residual sharing income	0.2	—	0.6	—	0.8
Non-remarketing net gains (1)	3.6	0.9	—	—	4.5
	$40.3	$0.9	$0.6	$—	$41.8
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income*

	Three Months Ended June 30		Six Months Ended June 30
	2020	2019	2020	2019
Net income (GAAP)	$39.3	$68.0	$85.6	$109.5
Less: Net income from discontinued operations (GAAP)	2.3	7.7	1.4	8.0
Net income from continuing operations (GAAP)	$37.0	$60.3	$84.2	$101.5

Other income tax adjustments attributable to income from continuing operations:
Income tax rate change	—	(2.8)	—	(2.8)
Net income from continuing operations, excluding tax adjustments and other items (non-GAAP)	$37.0	$57.5	$84.2	$98.7
Net income from discontinued operations, excluding tax adjustments and other items (non-GAAP)	$2.3	$7.7	$1.4	$8.0
Net income from consolidated operations, excluding tax adjustments and other items (non-GAAP)	$39.3	$65.2	$85.6	$106.7

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share*

	Three Months Ended June 30		Six Months Ended June 30
	2020	2019	2020	2019
Diluted earnings per share from continuing operations (GAAP)	$1.05	$1.65	$2.38	$2.75
Diluted earnings per share from discontinued operations (GAAP)	0.06	0.21	0.04	0.22
Diluted earnings per share from consolidated operations (GAAP)	$1.11	$1.86	$2.42	$2.97

Diluted earnings per share from continuing operations, excluding tax adjustments and other items (non-GAAP)	$1.05	$1.57	$2.38	$2.67
Diluted earnings per share from discontinued operations, excluding tax adjustments and other items (non-GAAP)	$0.06	$0.21	$0.04	$0.22
Diluted earnings per share from consolidated operations, excluding tax adjustments and other items (non-GAAP)	$1.11	$1.78	$2.42	$2.89

(*) In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income, diluted earnings per share, and return on equity because we believe these items are not attributable to our business operations. Management utilizes net income, excluding tax adjustments and other items, when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)

	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Total Assets, Excluding Cash, by Segment
Rail North America	$5,700.2	$5,634.6	$5,632.4	$5,611.9	$5,607.7
Rail International	1,534.2	1,447.7	1,462.8	1,368.4	1,404.1
Portfolio Management	675.1	656.5	637.0	637.5	626.6
Other	110.3	107.6	110.8	105.5	96.6
Discontinued Operations	—	300.8	291.1	319.0	331.2
Total Assets, excluding cash	$8,019.8	$8,147.2	$8,134.1	$8,042.3	$8,066.2
Debt and Lease Obligations, Net of Unrestricted Cash
Unrestricted cash	$(492.9)	$(570.7)	$(151.0)	$(48.6)	$(286.6)
Commercial paper and bank credit facilities	5.9	275.5	15.8	112.0	26.0
Recourse debt	5,047.5	5,043.7	4,780.4	4,580.2	4,832.5
Operating lease obligations	372.3	399.3	432.3	440.3	454.5
Finance lease obligations	31.8	—	7.9	—	10.6
Total debt and lease obligations, net of unrestricted cash	4,964.6	5,147.8	5,085.4	5,083.9	5,037.0
Shareholders’ Equity	$1,875.3	$1,831.0	$1,835.1	$1,786.5	$1,834.8
Recourse Leverage (1)	2.6	2.8	2.8	2.8	2.7
 _________

(1)	Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets to Total Assets, Excluding Cash
Total Assets	$8,512.7	$8,717.9	$8,285.1	$8,090.9	$8,353.1
Less: cash	(492.9)	(570.7)	(151.0)	(48.6)	(286.9)
Total Assets, excluding cash	$8,019.8	$8,147.2	$8,134.1	$8,042.3	$8,066.2

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	(28.0)%	(11.6)%	(9.1)%	(7.7)%	(2.8)%
Average renewal term (months)	31	31	37	40	40
Fleet Rollforward (2)
Beginning balance	102,558	102,845	103,255	103,554	104,830
Cars added	1,220	883	965	902	661
Cars scrapped	(570)	(389)	(620)	(513)	(377)
Cars sold	(317)	(781)	(755)	(688)	(1,560)
Ending balance	102,891	102,558	102,845	103,255	103,554
Utilization	98.7%	99.0%	99.3%	99.2%	99.5%
Average active railcars	101,600	101,668	102,309	102,653	104,089
Boxcar Fleet
Ending balance	14,936	15,026	15,264	15,803	15,921
Utilization	94.6%	94.6%	95.0%	93.5%	94.1%
Rail Europe Statistics
Fleet Rollforward
Beginning balance	25,352	24,561	24,211	23,967	23,531
Cars added	423	871	416	325	491
Cars scrapped/sold	(70)	(80)	(66)	(81)	(55)
Ending balance	25,705	25,352	24,561	24,211	23,967
Utilization	98.4%	98.5%	99.3%	99.4%	98.9%
Average active railcars	25,100	24,622	24,216	23,877	23,480
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (3)	68.6%	73.5%	77.1%	77.4%	77.7%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (4)	(15.9)%	(6.3)%	(4.9)%	(3.8)%	(2.9)%
Year-over-year Change in U.S. Carloadings (chemical) (4)	(5.0)%	3.1%	(0.6)%	(0.2)%	(0.1)%
Year-over-year Change in U.S. Carloadings (petroleum) (4)	(11.1)%	3.6%	12.2%	16.6%	23.2%
Production Backlog at Railcar Manufacturers (5)	n/a (6)	46,330	51,295	58,127	69,227
American Steamship Company Statistics
Total Net Tons Carried (millions) (7)	2.7	1.0	7.5	9.6	8.7
 _________
(1) GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures lease rate pricing on renewals for our North American railcar fleet, excluding boxcars. GATX calculates the index using the weighted-average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2) Excludes boxcar fleet.
(3) As reported and revised by the Federal Reserve.
(4) As reported by the Association of American Railroads (AAR).
(5) As reported by the Railway Supply Institute (RSI).
(6) Not available, not published as of the date of this release.
(7) Total net tons carried for the second quarter of 2020 reflects volume through May 14, 2020, the date of the sale.